                                                                   EXHIBIT 10.26

                    MEMBERSHIP INTEREST PURCHASE AGREEMENT


     THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is effective as of March 9, 1999, by and among Callaway Golf Company, a California corporation ("Callaway Golf") and Callaway Editions, Inc., a Delaware
corporation ("Buyer").   Callaway Golf and Buyer are sometimes collectively
referred to herein as the "Parties" and individually as a "Party." Capitalized terms used herein and not otherwise defined herein have the meaning given to such terms in Section 6 below.

                                   RECITALS

     A. Buyer and Callaway Golf are members of Callaway Golf Media Ventures, LLC, ("CGMV"), a California limited liability company, and have entered into an operating agreement for CGMV dated January 26, 1998 (the "Operating Agreement"). Currently, Callaway Golf owns an 80% membership interest in CGMV and Buyer owns a 20% membership interest in CGMV. Nicholas Callaway ("Nicholas"), an individual, is the principal shareholder of Editions.

     B. On January 26, 1998, CGMV and Callaway Golf entered into a Loan and Security Agreement for up to Twenty Million Dollars ($20,000,000.00) (the "Loan Agreement"), evidencing a loan from Callaway Golf to CGMV. As of March 8, 1999, there was outstanding under the CGMV Loan the principal amount plus accrued interest of approximately Two Million One Hundred Forty-Eight Thousand Seven Hundred Sixty-Four Dollars and Thirty-Nine Cents ($2,148,764.39) ("Existing Balance"). Callaway Golf and CGMV have previously entered into a Loan Forgiveness Agreement effective March 8, 1999 (the "Loan Forgiveness Agreement") forgiving the Existing Balance.

     C. Buyer now desires to purchase Callaway Golf's membership interest in CGMV and Callaway Golf is willing to sell its membership interest in CGMV upon all the terms and conditions in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, as well as for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, the Parties hereby agree as follows:

     1. Transaction.
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        1.1  Purchase of Membership Interest. Subject to the terms and
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conditions and in reliance on the representations and warranties set forth herein, Callaway Golf hereby as of the effective date hereof sells, assigns, transfers, and delivers its entire Eighty Percent (80%) membership interest (the "Membership Interest") in CGMV to Buyer in return for the Purchase Price.

        1.2  Purchase Price.  The total purchase price ("Purchase Price") to be
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paid by Buyer for the Membership Interest shall be one dollar ($1.00). The Purchase Price has been paid.

        1.3  Change of Name.  The name of CGMV shall be changed to Callaway
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Editions Media Ventures, LLC.

     2. Deliveries.
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        2.1  Deliveries by Callaway Golf.  Callaway Golf has delivered the
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following to Buyer:

             2.1.1  Resolutions of Callaway Golf.  Certified copies of the
                    ----------------------------
resolutions duly adopted by Callaway Golf's board of directors authorizing the transfer of the Membership Interest and the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby;

             2.1.2  Resignation of Callaway Golf.  A written resignation of the
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two (2) managers appointed by Callaway Golf as managers of CGMV.

             2.1.3  Certificate of Amendment.  An executed form LLC-2
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Certificate of Amendment signed by Callaway Golf as a member of CGMV changing the name of CGMV to Callaway Editions Media Ventures, LLC.

             2.1.4  Trademark License Agreement.  An executed trademark license
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agreement (the "Trademark License Agreement") acceptable to CGMV granting CGMV the right to use the name Callaway Golf.

        2.2  Deliveries by Buyer.  Buyer has delivered the following to
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Callaway Golf:

             2.2.1  Purchase Price.  The Purchase Price.
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             2.2.2  Resolutions.  Certified copies of the resolutions duly
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adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby.

             2.2.3  Certificate of Amendment.  An executed form LLC-2
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Certificate of Amendment signed by Buyer as a member of CGMV changing the name of CGMV to Callaway Editions Media Ventures, LLC.

     3. Representations and Warranties of Callaway Golf.  As a material
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inducement to Buyer to enter into this Agreement, Callaway Golf hereby represents and warrants to Buyer, as follows:

        3.1  Organization.  Callaway Golf is a corporation duly organized,
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validly existing and in good standing under the laws of California and is qualified to do business in every jurisdiction in which its ownership of property or conduct of its business requires it to qualify as foreign corporation. Callaway Golf has all necessary corporate powers and corporate authority to carry on its business as now conducted presently and presently proposed to be conducted and to execute, deliver and perform this Agreement and any related agreements to which it is a party.

        3.2  Membership Interest and Related Matters.  As of the date hereof,
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the Membership Interest represents Callaway Golf''s entire ownership interest in CGMV and is held beneficially and of record by Callaway Golf free and clear of all liens. The assignment of its Membership Interest by Callaway Golf as provided for herein is an absolute conveyance to Buyer of all of the right, title and interest, free and clear of any and all liens, of Callaway Golf in the Membership Interest.

        3.3  Authorization; No Breach.  The execution, delivery and performance
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of this Agreement and all of the other agreements and instruments contemplated hereby to which Callaway Golf is a party have been duly authorized, executed and delivered by Callaway Golf. This Agreement constitutes a valid and binding obligation of Callaway Golf, enforceable in accordance with its terms, and all other agreements and instruments contemplated hereby to which Callaway Golf is a party, shall each constitute a valid and binding obligation of Callaway Golf, enforceable in accordance with their respective terms. The execution and delivery by Callaway Golf of this Agreement and all other agreements and instruments contemplated hereby to which Callaway Golf is a party and the fulfillment of and compliance with the respective terms hereof and thereof by Callaway Golf do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any lien upon the Membership Interest, (iv) give any Person the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any Person or any court or administrative or governmental body or agency pursuant to, the organizational documents of Callaway Golf, or any material law, statute, rule or regulation to which Callaway Golf is subject, or any agreement, instrument, order, judgment or decree to which Callaway Golf is subject.

     4. Representations and Warranties of Buyer.  As a material inducement to
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Callaway Golf to enter into this Agreement and take the actions set forth in
Section 1, Buyer hereby represents and warrants to Callaway Golf as follows:

        4.1  Organization, Power and Authority.  Buyer is duly organized,
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validly existing and in good standing under the laws of its jurisdiction of organization. Buyer possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

        4.2  Authorization; No Breach.  The execution, delivery and performance
             ------------------------
of this Agreement and all other agreements contemplated hereby to which Buyer is a Party, have been duly authorized, executed and delivered by Buyer. This Agreement and all other agreements contemplated hereby to which Buyer is a Party, shall each constitute valid and binding obligations of Buyer, enforceable in accordance with its terms. The execution and delivery by Buyer of this Agreement and all other agreements contemplated hereby to which Buyer is a Party, the purchase of the Membership Interest hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Buyer, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of, or
(v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of Buyer, or any material law, statute, rule or regulation to which Buyer is subject, or any material agreement, instrument, order, judgment or decree to which Buyer is subject.

     5. Post-Closing Covenants.
        ----------------------

        5.1  No Contracting.  Buyer shall not at any time after the execution
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of this Agreement enter into any contract, agreement or lease on behalf of Callaway Golf or represent that it has authority to act on behalf of Callaway Golf. Buyer acknowledges that it has no right to enter into any contract on behalf of Callaway Golf or represent that it has authority to act on behalf of Callaway Golf.

        5.2  Further Assurances.  If at any time after the execution of this
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Agreement any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

     6. Definitions.  For the purposes of this Agreement, the following terms
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have the meanings set forth below:

        "Membership Interest" means (i) Callaway Golf's entire interest as a
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member in CGMV, including all right, title and interest of Callaway Golf as a member in CGMV and all rights and interests of any kind or nature under the Operating Agreement as a member, including without limitation all voting, inspection, management and rights in specific CGMV property; and (ii) all dividends, distributions and earnings arising out of any of the foregoing and all additions, replacements and substitutions to any and all of the foregoing.

        "Person" means an individual, a partnership, a corporation, a limited
         ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     7. Miscellaneous.
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        7.1  Fees and Expenses.  Each Party shall pay all of its own fees and
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expenses (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby. Callaway Golf acknowledges that it shall not seek reimbursement from CGMV for the fees and expenses of Callaway Golf incurred in the preparation and negotiation of this Agreement. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

        7.2  Special Remedies and Enforcement.  Each Party recognizes and
             --------------------------------
agrees that a breach by one of the Parties ("Breaching Party"), of any of the covenants set forth in this Agreement could cause irreparable harm to the other Parties, that the Parties' remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of any such breach a restraining order or injunction or both may be issued against the Breaching Party in addition to any other rights and remedies which are available to the Parties. If this Section 7.2 is more restrictive than permitted by applicable Law, this
Section 7.2 shall be limited to the extent required by such Law.

        7.3  Entire Agreement. Modifications.  This Agreement, together with
             -------------------------------
exhibits and schedules attached hereto, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and contains all of the terms and conditions thereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by each party hereto.

        7.4  Waivers.  No waiver of any of the provisions of this Agreement
             -------
shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.

        7.5  Successors and Assigns.
             ----------------------

             7.5.1 This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

             7.5.2 No Party may assign their rights or obligations under this document. Any attempted assignment in violation of this Agreement shall be void and of no effect.

        7.6  Severability.  Whenever possible, each provision of this
             ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        7.7  Counterparts.  This Agreement may be executed simultaneously in
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counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

        7.8  Descriptive Heading; Interpretation.  The headings and captions
             -----------------------------------
used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

        7.9  No Third-Party Beneficiaries.  This Agreement is for the sole
             ----------------------------
benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

        7.10  Cooperation on Tax Matters.  The Parties shall cooperate fully,
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as and to the extent reasonably requested by each Party and at the requesting Party's expense, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to CGMV relating to any taxable period beginning before the effective date of this Agreement until the expiration of the statute of limitations (and, to the extent notified by any Party, any extensions thereof) applicable to such taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give each Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any Party so requests, the other party as the case may be, shall allow such party to take possession of such books and records.

        7.11  Governing Law.  This Agreement is made and shall be governed by,
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and construed and enforced in accordance with, the internal laws of the State of California, without regard to the conflict of laws principles thereof, as the same apply to agreements executed solely by residents of California and wholly to be performed within California.

        7.12  Authority.  Each of the persons executing this Agreement
              ---------
represents and warrants that it is authorized to execute this Agreement and the entity on whose behalf they are signing is bound by the terms hereof.

        7.13  Notices.  All notices, demands or other communications to be
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given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Parties at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     To Callaway Golf:  Callaway Golf Company
                        2285 Rutherford Road
                        Carlsbad, CA  92008-8815
                        Attn: David A. Rane, Executive Vice President, Administration and Planning, and Chief Financial Officer

     With a copy to:    Callaway Golf Company
                        2285 Rutherford Road
                        Carlsbad, CA 92008-8815
                        Attn:  Steven C. McCracken, Executive Vice President,
                               Licensing, Chief Legal Officer and Secretary

     To Buyer:          Callaway Editions, Inc.
                        70 Bedford Street
                        New York, New York 10014
                        Attn:  Nicholas Callaway, President, and Editor-in-Chief

     With a Copy to:    Neale M. Albert, Esq.
                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064

        7.14  No Strict Construction.  The Parties have participated jointly
              ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

        7.15  Incorporation of Recitals.  The Recitals to this Agreement are
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incorporated herein by this referenced with the same force and effect as if set forth in full herein.

        7.16  Brokers.  No broker, finder, or investment banker is entitled to
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any brokerage, finder's, or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of any party to this Agreement.

        7.17  No Public Announcement.  Except as otherwise required by law, no
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party to this Agreement shall make or cause to be made any public announcement or press release with respect to the terms of this Agreement or the transactions contemplated hereby without the prior written approval of the other party hereto, which consent shall not be unreasonably withheld or delayed.

        7.18  Good Faith.  All parties hereto agree to carry out the terms of
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this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after the execution hereof.

        7.19  Time is of the Essence.  Time is of the essence in this
              ----------------------
Agreement, and all of the terms, covenants and conditions hereof.

        7.20  Venue; Submission to Jurisdiction.  Each of the Parties submits
              ---------------------------------
to the jurisdiction of any state or federal court sitting in San Diego County, California, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

            [The Balance of this Page Is Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement to be effective on March 9, 1999.

BUYER:                                          CALLAWAY GOLF:

CALLAWAY EDITIONS, INC., a Delaware             CALLAWAY GOLF COMPANY, a California
corporation                                     corporation


By: /s/ Nicholas Callaway                       By: /s/ David A. Rane
   ------------------------------------            ----------------------------------------
   Nicholas Callaway, President, and                David A. Rane, Executive Vice President,
   Editor-in-Chief                                  Administration and Planning, and Chief
                                                    Financial Officer